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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-49022, No. 33-64566, No. 33-80372, No. 33-85806, and 33-00218 of our report dated January 22, 1999 (March 30, 1999 as to Note 13 to the consolidated financial statements) (which expresses an unqualified opinion and includes an explanatory paragraph regarding the restatement of the 1996 statement of operations), appearing in the Annual Report on Form 10-K of Ardent Software, Inc. for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP


Boston, Massachusetts
March 30, 1999